UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): May 15, 2015
IDEAL POWER INC. (Exact name of registrant as specified in its charter)

Delaware	001-36216	14-1999058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4120 Freidrich Lane, Suite 100 Austin, Texas 78744 (Address of principal executive offices, and including zip code) (512) 264-1542 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On May 15, 2015, Ideal Power Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative of the several underwriters identified therein (the “Underwriters”) relating to the Company’s public offering of 1,935,500 shares of the Company’s common stock, par value $0.001 per share to be issued by the Company pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-200661) (the “Offering”) previously filed with the Securities and Exchange Commission (the “SEC”). Pursuant to the Underwriting Agreement, the shares will be offered to the public at a public offering price of $7.75 per share, which will result in $15.0 million of gross proceeds to the Company before deducting the underwriting discount and estimated Offering expenses payable by the Company. The Offering is expected to close on or about May 20, 2015, subject to customary closing conditions. The shares of common stock will be listed on The NASDAQ Capital Market. The Underwriters have a 30-day option to purchase up to an additional 290,325 shares of common stock. All of the shares in the Offering are being sold by the Company.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-200661) previously filed with the Securities and Exchange Commission (“SEC”). The Company has filed a preliminary prospectus supplement, dated May 14, 2015, and will file a final prospectus supplement relating to the issuance and sale of the shares with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of DLA Piper LLP (US) relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

On May 14, 2015, the Company issued a press release regarding the launch of the Offering. On May 15, 2015, the Company issued a press release announcing that it had priced the Offering. A copy of these press releases are attached as Exhibits 99.1 and 99.2 to this Current Report and incorporated herein by reference.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including in its annual filing on Form 10-K filed with the SEC on March 25, 2015, the preliminary prospectus supplement filed with the SEC on May 14, 2015 and the final prospectus supplement to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, between the Company and Roth Capital Partners, LLC, as the representative of the Underwriters, dated May 15, 2015

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

99.1	Press Release dated May 14, 2015

99.2	Press Release dated May 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2015	IDEAL POWER INC.

/s/ Timothy W. Burns
Timothy W. Burns
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, between the Company and Roth Capital Partners, LLC, as the representative of the Underwriters, dated May 15, 2015

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

99.1	Press Release dated May 14, 2015

99.2	Press Release dated May 15, 2015